SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 15, 2006

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales Of Equity Securities.

As of June 30, 2006, we issued 7,194 of our Class A common shares upon conversion of $100,000 in principal amount of our 7.00% Convertible Subordinated Notes due July 15, 2006 that were originally issued in 2001 (our “Notes”). As of July 3, 2006, we issued 71 of our Class A common shares upon conversion of $1,000 in principal amount of our Notes. As of July 11, 2006, we issued 431 of our Class A common shares upon conversion of $6,000 in principal amount of our Notes. As of July 15, 2006, the maturity date of our Notes, we issued 1,118,330 of our Class A common shares upon conversion of $15,544,000 in principal amount of our Notes. The conversions were effected and the shares were issued in accordance with the terms of the Indentures governing our Notes. The Class A common shares were issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly for soliciting these transactions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President, General Counsel and Secretary

Date: July 20, 2006

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